Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, G. Scott Faison, certify pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

(1)	the accompanying Quarterly Report on Form 10-Q of Colfax Corporation (the “Company”) for the quarterly period ended September 26, 2008 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2008

/s/ G. Scott Faison
G. Scott Faison
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)